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                                                                   Exhibit 10.10

                             PRA International, Inc.
                              8300 Greensboro Drive
                                    Suite 400
                                McLean, VA 22102



Genstar Capital, L.P.
555 California Street, Suite 4850
San Francisco, California  94104


         This letter will confirm that we have engaged Genstar Capital, L.P. ("Genstar") to advise and assist us in connection with the matters referred to in our Agreement dated June 28, 2001 (the "Agreement"). In consideration of your agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless you and your affiliates and your and their respective officers, partners, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the Merger (as defined in the Agreement) or the engagement of Genstar pursuant to, and the performance by Genstar of the services contemplated by, the Agreement and will reimburse each Indemnified Person for all expenses (including reasonable fees and expenses of counsel, and provided that all travel and entertainment expenses will be in accordance with PRA Travel Policy) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding arising therefrom, whether or not pending or threatened and whether or not any Indemnified Person is a party. We also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us or our direct or indirect security holders or creditors related to or arising out of the engagement of Genstar pursuant to, and the performance by Genstar of the services contemplated by, the Agreement, except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from bad faith or gross negligence of such Indemnified Person.

         We will not, without your prior written consent, settle, compromise, consent to the entry of judgment in or otherwise seek to terminate any action, claims, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this letter will, without our prior written consent, settle, compromise, consent to the entry of judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

         If the indemnification provided for in the first paragraph of this letter is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified

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Person, in respect of any losses, claims, damages, or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, we shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, of the Merger (whether or not the Merger is consummated) or (ii) if (but only if) the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of you and us, as well as any other relevant equitable considerations, provided however, in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you under the Agreement. For purposes of this letter, in connection with the Merger or any merger, consolidation or similar business combination involving PRA International, Inc. or its subsidiaries, the relative benefits to us and you of the Merger or such transaction shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received or paid by us or our stockholders, as the case may be, in the Merger or such transaction, whether or not the Merger or such transaction is consummated, bears to (b) the fees paid or to be paid to you under the Agreement with respect to the Merger or such transaction.

         The indemnification contained herein in no way limits any other indemnification to which Genstar or its affiliates are entitled pursuant to any other agreement.

         The provisions of this letter shall apply to the engagement of Genstar and any modifications thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the Agreement.

         This letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.


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                                       Very truly yours,

                                       PRA International, Inc.

                                       By: /s/ Patrick K. Donnelly
                                          --------------------------------------
                                          Name: Patrick K. Donnelly
                                          Its:  Executive Vice President &
                                                Chief Financial Officer

Accepted:

Genstar Capital, L.P.

By:  Genstar Management LLC
Its: General Partner


By: /s/ Jean-Pierre L. Conte
   ------------------------------------
   Name: Jean-Pierre L. Conte
   Its:  Authorized Person